EXHIBIT 10.7

SALMEDIX, INC.

FORM OF RESTRICTED STOCK ISSUANCE AGREEMENT

This RESTRICTED STOCK ISSUANCE AGREEMENT (this “Agreement”) is made as of this      day of 2000/2001, by and among Salmedix, Inc., a Delaware corporation (the “Corporation”),                 , an individual resident of the State of                  (“Individual”) and                 , the Individual’s spouse.

1. PURCHASE OF SHARES

1.1 Purchase. Individual hereby purchases, and the Corporation hereby sells to Individual,                  (                ) shares (the “Shares”) of the Corporation’s common stock (“Common Stock”) at a purchase price of $0.001 per share (the “Purchase Price”) with a vesting start date of 2000/2001 (the “Vesting Start Date”).

1.2 Payment. Concurrently with the execution of this Agreement, Individual shall deliver to the Corporate Secretary of the Corporation (i) the aggregate Purchase Price payable for the Shares in cash or cash equivalent and (ii) a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A).

1.3 Delivery of Certificates. The certificates representing the Shares hereunder shall be held in escrow by the Secretary of the Corporation as provided in Article 7 hereof.

1.4 Shareholder Rights. Until such time as the Corporation actually exercises its repurchase right, rights of first refusal, co-sale rights or special purchase right under this Agreement, Individual (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, including the Shares held in escrow under Article 7, subject, however, to the transfer restrictions of Article 4.

2. SECURITIES LAW COMPLIANCE

2.1 Purchase Entirely for Own Account. This Agreement is made with Individual in reliance upon Individual’s representation to the Corporation, which by Individual’s execution of this Agreement Individual hereby confirms, that the Shares are being acquired for investment for Individual’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Individual has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Individual further represents that Individual does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Individual represents that he has full power and authority to enter into this Agreement.

2.2 Exemption from Registration. The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are accordingly being issued to Individual in reliance upon an exemption from such registration requirements.

2.3 Disclosure of Information. Individual believes he or she has received all the information necessary or appropriate for deciding whether to purchase the Shares. Individual further represents that he or she has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the offering of the Shares.

2.4 Investment Experience. Individual is an investor in securities of companies in the development stage and acknowledges that he or she is able to fend for himself or herself, can bear the economic risk of this investment and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment in the Shares.

2.5 Restricted Securities. Individual hereby confirms that Individual has been informed that the Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Individual hereby acknowledges that Individual is prepared to hold the Shares for an indefinite period and that Individual is aware that Rule 144 issued under the 1933 Act by the Securities and Exchange Commission is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act.

2.6 Disposition of Shares. Individual hereby agrees that Individual shall make no disposition of the Shares (other than a permitted transfer under paragraph 4.1) unless and until there is compliance with all of the following requirements:

(a) Individual shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition.

(b) Individual shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

(c) Individual shall have provided the Corporation with written assurances, in form and substance reasonably satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Article 2 nor (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

2.7 Restrictive Legends. In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including one or more of the following legends:

(i) “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a no action letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) reasonably satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer, or (d) a legal opinion provided by counsel for Individual stating that registration under such Act is not required pursuant to Rule 144 promulgated thereunder.”

(ii) “The shares represented by this certificate are unvested and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated January 3, 2001, between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain rights to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the Corporation’s shares or upon termination of service with the Corporation. The Corporation will upon written request furnish a copy of such agreement to the holder hereof without charge.”

3. SPECIAL TAX PROVISIONS

3.1 Section 83(b) Election. Individual understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the excess of the fair market value of the Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price for such Shares will be reportable as ordinary income on such lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Shares pursuant to the Repurchase Right provided under Article 5 of this Agreement. Individual understands that he/she may elect under Section 83(b) of the Code to be taxed at the time the Shares are acquired hereunder, rather than when and as such Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. Even if the fair market value of the Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit B hereto. Individual understands that failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by Individual as the forfeiture restrictions lapse.

3.2 INDIVIDUAL ACKNOWLEDGES THAT IT IS INDIVIDUAL’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF INDIVIDUAL REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS/HER BEHALF. This filing should be made by registered or certified mail, return receipt requested, and Individual must retain two (2) copies of the completed form for filing with his/her State and Federal tax returns for the current tax year and an additional copy for his/her personal records.

4. TRANSFER RESTRICTIONS

4.1 Restriction on Transfer. Individual shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are subject to the Corporation’s Repurchase Right under Article 5. In addition, Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the Corporation’s First Refusal Right under Article 6. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to the Individual’s spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Individual or the Individual’s spouse or issue, provided and only if the Individual obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Shares effected pursuant to the Individual’s will or the laws of intestate succession or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Individual in connection with the acquisition of the Shares.

4.2 Transferee Obligations. Each person (other than the Corporation) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph 4.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) both the Corporation’s Repurchase Right and the Corporation’s First Refusal Right granted hereunder and (ii) the market stand-off provisions of paragraph 4.4, to the same extent such Shares would be so subject if retained by the Individual.

4.3 Definition of Owner. For purposes of Articles 4, 5, 6, and 7 of this Agreement, the term “Owner” shall include the Individual and all subsequent holders of the Shares who derive their chain of ownership through a permitted transfer from the Individual in accordance with paragraph 4.1.

4.4 Market Stand-Off Provisions.

A. In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred-eighty (180) days after the effective date of the registration statement filed with respect to the Company’s initial public offering or ninety (90) days after the effective date for any subsequent public offering. The limitations of this paragraph 4.4 shall remain in effect for the three-year period immediately following the effective date of the Corporation’s initial public offering and shall thereafter terminate and cease to have any force or effect.

B. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this paragraph 4.4, to the same extent the Shares are at such time covered by such provisions.

C. In order to enforce the limitations of this paragraph 4.4, the Corporation may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

5. REPURCHASE RIGHT

5.1 Grant. Subject to the provisions of that certain Consulting Agreement dated January 3, 2001 between the Corporation and the Individual (the “Consulting Agreement”), the Corporation is hereby granted the right (the “Repurchase Right”), exercisable at any time during the sixty (60)-day period following the date the Individual ceases for any reason to remain in Service (as defined below) or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Purchase Price all or (at the discretion of the Corporation) any portion of the Shares in which the Individual has not acquired a vested interest in accordance with the vesting provisions of paragraph 5.3 below (such shares to be hereinafter called the “Unvested Shares”). For purposes of this Agreement, the Individual shall be deemed to remain in “Service” for so long as the Consulting Agreement, as amended from time to time, remains in full force and effect or the Individual otherwise continues to render periodic services to the Corporation or any direct or indirect parent or subsidiary corporation, whether as an employee, a non-employee member of the board of directors, or an independent contractor or consultant.

5.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable sixty (60)-day period specified in paragraph 5.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. To the extent one or more certificates representing Unvested Shares may have been previously delivered out of escrow to the Owner, then Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates (either from escrow in accordance with paragraph 8.3 or from Owner as herein provided), pay to Owner in cash or cash equivalents (including, in the sole discretion of the Corporation, the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased.

5.3 Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 5.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which Individual vests in accordance with the schedule below. Accordingly, as Individual continues in Service, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in installments in accordance with the following provisions:

[see attached Schedule A]

All Shares as to which the Repurchase Right lapses shall, however, continue to be subject to (i) the First Refusal Right and (ii) the market stand-off provisions of paragraph 4.4.

5.4 Fractional Shares. No fractional shares shall be repurchased by the Corporation. Accordingly should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 5.3) at the time the Individual ceases Service, then such fractional share shall be added to any fractional share in which the Individual is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

5.5 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares at the time subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation’s capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

5.6 Corporate Transaction.

A. Immediately prior to the consummation of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) any transaction (other than an issuance of shares by the Corporation for cash) in or by means of which one or more persons acting in concert acquire, in the aggregate, more than 50% of the outstanding shares of the stock of the Corporation, the Repurchase Right shall automatically lapse in its entirety except to the extent the Repurchase Right is to be assigned to the successor corporation (or its parent corporation) in connection with such Corporate Transaction.

B. To the extent the Repurchase Right remains in effect following such Corporate Transaction, such right shall apply to the new capital stock or other property (including cash) received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction upon the Corporation’s capital structure; provided, however, that the aggregate purchase price shall remain the same.

C. Any Repurchase Rights which remain in effect following such Corporate Transaction, shall automatically cease to be exercisable immediately prior to Individual’s termination of Service should Individual’s Service subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. “Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or such individual’s voluntary resignation following a reduction in his or her level of compensation (including base salary, fringe benefits) by more than fifteen percent (15%) or a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent. “Misconduct” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Individual, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Individual or other person in the Service of the Corporation (or any Parent or Subsidiary).

D. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. RIGHT OF FIRST REFUSAL

6.1 Grant. The Corporation is hereby granted rights of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares in which the Owner has vested in accordance with the vesting provisions of Article 5. For purposes of this Article 6, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.

6.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Shares (the shares subject to such offer to be hereinafter called the “Target Shares”), the Owner shall promptly (i) deliver to the Secretary of the Corporation written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles 2 and 4 of this Agreement.

6.3 Exercise of Right. The Corporation shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to the Owner prior to the expiration of the thirty (30)-day exercise period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article 7, the certificates for such shares shall automatically be released from escrow and delivered to the Corporation for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation. The closing shall then be held on the later of (i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.

6.4 Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within thirty (30) days following the date of the Corporation’s receipt of the Disposition Notice, Owner shall have a period of sixty (60) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article 2 of this Agreement. To the extent any of the Target Shares are at the time held in escrow under Article 7, the certificates for such shares shall automatically be released from escrow and surrendered to the Owner. The third-party offeror shall acquire the Target Shares free and clear of the Corporation’s Repurchase Right under Article 5 and the Corporation’s First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of Article 2 and (ii) the market stand-off provisions of paragraph 4.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified sixty (60)-day period, the Corporation’s First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 6.7.

6.5 Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within sixty (60) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.4, as if the Corporation did not exercise the First Refusal Right hereunder; or

(ii) sale to the Corporation (or its assignees) of the portion of the Target Shares which the Corporation (or its assignees) has elected to purchase and sale to the third-party offeror identified in the disposition Notice of the remaining portion of the Target Shares, such sales to be effected in substantial conformity with the provisions of paragraphs 6.3 and 6.4 as appropriate.

Failure of Owner to deliver timely notification to the Corporation under this paragraph 6.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above.

6.6 Recapitalization/Merger.

A. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation’s outstanding Common Stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Corporation’s First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

B. In the event of any of the following transactions:

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to person or persons other than those who held such securities immediately prior to the merger, or

(iv) any transaction effected primarily to change the State in which the Corporation is incorporated, or to create a holding company structure,

the Corporation’s First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the transaction but only to the extent the Purchased Shares are at the time covered by such right.

6.7 Lapse. The First Refusal Right under this Article 6 shall lapse and cease to have effect upon the earliest to occur of (i) the first date on which shares of the Corporation’s Common Stock are held of record by more than five hundred (500) persons, (ii) a determination is made by the Corporation’s Board of Directors that a public market exists for the outstanding shares of the Corporation’s Common Stock, or (iii) a firm commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Corporation’s Common Stock. However, the market stand-off provisions of paragraph 4.4 shall continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

7. ESCROW

7.1 Deposit. Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Corporation to be held in accordance with the provisions of this Article 7. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities from time to time deposited with the Corporation pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are to be released or otherwise surrendered for cancellation in accordance with paragraph 7.3. Upon delivery of the certificates (or other assets and securities) to the Corporation, the Owner shall be issued an instrument of deposit acknowledging the number of Unvested Shares (or other assets and securities) delivered in escrow to the Corporation.

7.2 Recapitalization. All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Owner and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding Common Stock as a class effected without receipt of consideration or in the event of a Corporate Transaction, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Corporation to be held in escrow under this Article 7, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 7.1.

7.3 Release/Surrender. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Corporation for repurchase and cancellation:

(a) Should the Corporation (or its assignees) elect to exercise the Repurchase Right under Article 5 with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Corporation, concurrently with the payment to the Owner, in cash or cash equivalent (including the cancellation of any purchase-money indebtedness), of an amount equal to the aggregate Purchase Price for such Unvested Shares, and the Owner shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

(b) Should the Corporation (or its assignees) elect to exercise its First Refusal Right under Article 6 with respect to any vested Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall, concurrently with the payment of the paragraph 6.3 purchase price for such Target Shares to the Owner, be surrendered to the Corporation, and the Owner shall cease to have any further rights or claims with respect to such Target Shares (or other assets or securities).

(c) Should the Corporation (or its assignees) elect not to exercise its First Refusal Right under Article 6 with respect to any Target Shares held at the time in escrow hereunder, then the escrowed certificates for such Target Shares (together with any other assets or securities attributable thereto) shall be surrendered to the Owner for disposition in accordance with the provisions of paragraph 6.4.

(d) As the interest of the Individual in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of Article 5, the certificates for such vested shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Owner in accordance with the following schedule:

(i) The initial release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the First Vesting Cliff Date, and the second release of vested shares (or other vested assets and securities) from escrow shall be effected within thirty (30) days following the expiration of the Second Vesting Cliff Date.

(ii) Subsequent releases of vested shares (or other vested assets and securities) from escrow shall be effected at semi-annual intervals thereafter.

(iii) Upon the Individual’s cessation of Service, any escrowed Shares (or other assets or securities) in which the Individual is at the time vested shall be promptly released from escrow.

(iv) Upon any earlier termination of the Corporation’s Repurchase Right in accordance with the applicable provisions of Article 5, the Shares (or other assets or securities) at the time held in escrow hereunder shall promptly be released to the Owner as fully-vested shares or other property.

(e) All Shares (or other assets or securities) released from escrow in accordance with the provisions of subparagraph (d) above shall nevertheless remain subject to (I) the Corporation’s First Refusal Right under Article 6 until such right lapses pursuant to paragraph 6.7, (II) the market stand-off provisions of paragraph 4.4 until such provisions terminate in accordance therewith and (III) the Special Purchase Right under Article 8.

8. MARITAL DISSOLUTION OR LEGAL SEPARATION

8.1 Grant. In connection with the dissolution of the Individual’s marriage or the legal separation of the Individual and the Individual’s spouse, the Corporation shall have the right (the “Special Purchase Right”), exercisable at any time during the thirty (30)-day period following the Corporation’s receipt of the required Dissolution Notice under paragraph 8.2, to purchase from the Individual’s spouse, in accordance with the provisions of paragraph 8.3, all or any portion of the Shares which would otherwise be awarded to such spouse in settlement of any community property or other marital property rights such spouse may have in such shares.

8.2 Notice of Decree or Agreement. The Individual shall promptly provide the Secretary of the Corporation with written notice (the “Dissolution Notice”) of (i) the entry of any judicial decree or order resolving the property rights of the Individual and the Individual’s spouse in connection with their marital dissolution or legal separation or (ii) the execution of any contract or agreement relating to the distribution or division of such property rights. The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Individual and the Individual’s spouse which provides for the award to the spouse of one or more Shares in settlement of any community property or other marital property rights such spouse may have in such shares.

8.3 Exercise of Special Purchase Right. The Special Purchase Right shall be exercisable by delivery of the Purchase Notice to the Individual and the Individual’s spouse within thirty (30) days after the Corporation’s receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of shares to be purchased by the Corporation, the date such purchase is to be effected (such date to be not less than five (5) business days, nor more than ten (10) business days, after the date of the Purchase Notice), and the fair market value to be paid for such Shares. The Individual (or the Individual’s spouse, to the extent such spouse has physical possession of the Shares) shall, prior to the close of business on the date specified for the purchase, deliver to the Corporate Secretary of the Corporation the certificates representing the shares to be purchased, each certificate to be properly endorsed for transfer. To the extent any of the shares to be purchased by the Corporation are at the time held in escrow under Article 7, the certificates for such shares shall be promptly delivered out of escrow to the Corporation. The Corporation shall, concurrently with the receipt of the stock certificates, pay to the Individual’s spouse (in cash or cash equivalents) an amount equal to the fair market value specified for such shares in the Purchase Notice.

If the Individual’s spouse does not agree with the fair market value specified for the shares in the Purchase Notice, then the spouse shall promptly notify the Corporation in writing of such disagreement and the fair market value of such shares shall thereupon be determined by an appraiser of recognized standing selected by the Corporation and the spouse. If they cannot agree on an appraiser within twenty (20) days after the date of the Purchase Notice, each shall select an appraiser of recognized standing, and the two appraisers shall designate a third appraiser of recognized standing whose appraisal shall be determinative of such value. The cost of the appraisal shall be shared equally by the Corporation and the Individual’s spouse. The closing shall then be held on the fifth business day following the completion of such appraisal; provided, however, that if the appraised value is more than fifteen percent (15%) greater than the fair market value specified for the shares in the Purchase Notice, the Corporation shall have the right, exercisable prior to the expiration of such five (5) business-day period, to rescind the exercise of the Special Purchase Right and thereby revoke its election to purchase the shares awarded to the spouse.

8.4 Lapse. The Special Purchase Right under this Article 8 shall lapse and cease to have effect upon the earlier to occur of (i) the first date on which the First Refusal Right under Article 6 lapses or (ii) the expiration of the thirty (30)-day exercise period specified in paragraph 8.3, to the extent the Special Purchase Right is not timely exercised in accordance with such paragraph.

9. GENERAL PROVISIONS

9.1 Assignment. The Corporation may assign its Repurchase Right under Article 5, its First Refusal Right under Article 6 and/or its Special Purchase Right under Article 8 to any person or entity selected by the Corporation’s Board of Directors, including (without limitation) one or more stockholders of the Corporation.

If the assignee of the Repurchase Right under Article V is other than a one hundred percent (100%) owned direct or indirect subsidiary corporation of the Corporation or the direct or indirect parent corporation owning one hundred percent (100%) of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the fair market value of the Unvested Shares at the time subject to the assigned Repurchase Right over (ii) the aggregate repurchase price payable for Unvested Shares thereunder.

9.2 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Individual any right to continue in the Service of the Corporation (or any parent or subsidiary corporation employing or retaining Individual) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation employing or retaining Individual) or the Individual, which rights are hereby expressly reserved by each, to terminate the Individual’s Service at any time for any reason whatsoever, with or without cause.

9.3 Notices. Any notice required in connection with (i) the Repurchase Right, the Special Purchase Right or the First Refusal Right or (ii) the disposition of any Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph 9.3 to all other parties to this Agreement.

9.4 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Right granted under Article 5, or the failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right granted under Article 6, or the failure of the Corporation (or its assignees) in any instance to exercise the Special Purchase Right granted under Article 8 shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Individual or the Individual’s spouse. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

9.5 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

9.6 Future Financing. In the event of a financing of the Corporation in which the investors of such financing request that the First Refusal Right run first to the Corporation and then to such investors to the extent the Corporation does not exercise its rights thereunder, Individual agrees to execute an amendment to this agreement in substantially the form attached hereto as Exhibit C.

10. MISCELLANEOUS PROVISIONS

10.1 Individual Undertaking. Individual hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Individual or the Shares pursuant to the express provisions of this Agreement.

10.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.

10.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Individual and the Individual’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

10.6 Power of Attorney. Individual’s spouse hereby appoints Individual his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Individual’s spouse further gives and grants unto Individual as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Individual shall lawfully do and cause to be done by virtue of this power of attorney.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

Salmedix, Inc.

By:
Its:
Address:

INDIVIDUAL[1]

Address:

[1]	I have executed the Section 83(b) election that was attached hereto as Exhibit B. As set forth in Article 3, I understand that I, and not the Corporation, will be responsible for completing the form and filing the election with the appropriate offices of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will not be entitled to the tax benefits provided by Section 83(b).

[SIGNATURE PAGE TO RESTRICTED STOCK ISSUANCE AGREEMENT]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                                          hereby sell(s), assign(s) and transfer(s) unto Salmedix, Inc. (the “Corporation”),                                  (            ) shares of the Common Stock of the Corporation standing in his\her name on the books of the Corporation represented by Certificate No.              and do hereby irrevocably constitute and appoint                                  as Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its Repurchase Right set forth in the Agreement without requiring additional signatures on the part of the Optionee.

EXHIBIT A

The undersigned spouse of Individual has read and hereby approves the foregoing Restricted Stock Purchase Agreement. In consideration of the Corporation’s granting the Individual the right to acquire the Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, including, (specifically) the right of the Corporation (or its assignees) to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.

Individual’s Spouse

EXHIBIT B

SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the common stock of Salmedix, Inc.

(3)	The property was issued on January 3, 2001.

(4)	The taxable year in which the election is being made is the calendar year 2001.

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer’s employment with the issuer is terminated. The issuer’s repurchase right lapses in a series of annual and monthly installments over a four (4) year period ending on January 3, 2005.

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $0.001 per share.

(7)	The amount paid for such property is $0.001 per share.

(8)	A copy of this statement was furnished to Salmedix, Inc. for whom taxpayer rendered the service underlying the transfer of property.

(9)	This statement is executed as of: , 2001.

Spouse (if any)	Taxpayer

This form must be filed with the Internal Revenue Service Center with which taxpayer files his/her Federal income tax returns. The filing must be made within 30 days after the execution date of the Restricted Stock Issuance Agreement.

EXHIBIT B

EXHIBIT C

AMENDMENT NO. 1 TO THE RESTRICTED STOCK ISSUANCE AGREEMENT

Schedule A

The Dennis and Sandra Carson Family Trust of 1986 Date March 12, 1989(1)

Lorenzo and Carla Leoni(1)

The David S. and Susan O. Kabakoff Family Trust dated February 24, 2001(1)

Alan and Cynthia Rosenthal(1)

Brobeck Phleger & Harrison LLP(2)

Francis A. and Mary Ann Nardella(3)

(1)	As Individual continues in Service, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in installments in accordance with the following provisions:

(a) Individual shall not acquire any vested interest in, nor shall the Repurchase Right lapse with respect to, any Shares unless and until the earlier to occur of (i) Individual has completed twelve (12) months of Service measured from the Vesting Start Date or (ii) the Corporation has raised not less than Ten Million dollars ($10,000,000) in the aggregate through the sale of its equity securities (the earlier to occur of (i) or (ii) referred to hereinafter as the “Vesting Cliff Date”); (b) upon the completion of the Vesting Cliff Date specified in subparagraph (a) above, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, 25% of the Shares; and (c) Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Shares in a series of successive equal monthly installments over each of the thirty-six (36) months of Service completed by Individual after the initial vesting date under subparagraph (b) above.

(2)	Fully vested.

(3)	As Individual continues in Service, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in installments in accordance with the following provisions:

(a) Individual shall not acquire any vested interest in, nor shall the Repurchase Right lapse with respect to, any Shares unless and until the earlier to occur of (i) Individual having completed two (2) months of Service measured from the Vesting Start Date or (ii) Ruth Sitzer having executed an agreement with the Corporation assigning all of her rights as co-inventor under U.S. Patent Application Serial No. 60/092,466, “Methods and Compositions for the Treatment of Chronic Lymphocytic Leukemia” to the Corporation (the earlier to occur of (i) or (ii) referred to hereinafter as the “First Vesting Cliff Date”); (b) after the First Vesting Cliff Date, Individual shall not acquire any further vested interest in, nor shall the Repurchase Right further lapse with respect to, any Shares unless and until the earlier to occur of (i) Individual has completed twelve (12) months of Service measured from Vesting Start Date or (ii) the Corporation has raised not less than Ten Million dollars ($10,000,000) in the aggregate through the sale of its equity securities (the earlier to occur of (i) or (ii) referred to hereinafter as the “Second Vesting Cliff Date”); (c) upon the completion of the First Vesting Cliff Date specified in subparagraph (a) above, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, thirty percent (30%) of the Shares; (d) upon the completion of the Second Vesting Cliff Date specified in subparagraph (b) above, Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, an additional seventeen and one-half percent (17.5%) of the Shares; and (e) Individual shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the remaining Shares in a series of successive equal monthly installments over each of the thirty-six (36) months of Service completed by Individual after the Second Vesting Cliff Date under subparagraph (b) above.

FORM OF AMENDMENT NO. 1 TO THE

RESTRICTED STOCK ISSUANCE AGREEMENT

This Amendment No. 1 to the Restricted Stock Issuance Agreement (“Amendment”) is made and entered into as of January 5, 2001, by and between Salmedix, Inc., a Delaware corporation (the “Company”), and              (the “Individual”). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Agreement (as defined below):

RECITALS

WHEREAS, the Company and Individual entered into that certain Restricted Stock Issuance Agreement dated as of                 , 2000 (the Agreement”).

WHEREAS, the Company and Individual desire to amend the Agreement to alter the Right of First Refusal under Article 4 of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amended Provisions.

A. Section 4.1 Section 4.1 of the Agreement, containing the heading “Grant,” shall be amended and modified to read in its entirety as follows:

“4.1 Grant. The Corporation and holders of the Corporations Series A Preferred Stock (the “Series A Stockholders”) are hereby granted rights of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares. For purposes of this Article 4, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 3.1.”

B. Section 4.2. Section 4.2 of the Agreement, containing the heading “Notice of Intended Disposition,” shall be amended and modified to read in its entirety as follows:

“4.2 Notice of Intended Disposition. In the event the Owner desires to accept a bona fide third-party offer for the transfer of any or all of the Shares (the shares subject to such offer to be hereinafter called the “Target Shares”), the Owner shall promptly (i) deliver to the Secretary of the Corporation written notice (the “Disposition Notice”) of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles 2 and 3 of this Agreement.”

C. Section 4.3. Section 4.3 of the Agreement, containing the heading “Exercise of Right,” shall be amended and modified to read in its entirety as follows:

“4.3 Exercise of Right. The Corporation shall, for a period of thirty (30) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. In the event the Corporation elects to purchase all the Target Shares, it shall give written notice of its election to the Owner prior to the expiration of its thirty (30) day exercise period and settlement for such Target Shares shall be made as provided in Section 4.5 below.”

D. Section 4.4. Section 4.4 of the Agreement, containing the heading “Non-Exercise of Right,” shall be amended and modified to read in its entirety as follows:

“4.4 Notice to Series A Stockholders. In the event the Corporation does not elect to acquire all of the Target Shares specified in the Disposition Notice, the Secretary of the Corporation shall, within thirty (30) days of receipt of the Disposition Notice, give written notice thereof to the Series A Stockholders. Said written notice shall state the number of shares that the Corporation has elected to purchase and the number of shares remaining available for purchase (which shall be the same as the number contained in the Disposition Notice, less any such shares that the Corporation has elected to purchase). Each of the Series A Stockholders shall have the option to purchase that proportion of the Target Shares available for purchase as the number of shares owned by each of the Series A Stockholders bears to the total issued and outstanding shares of Series A Preferred Stock of the Corporation. A Series A Stockholder electing to exercise such option shall, within fifteen (15) days after mailing of the Corporation’s notice, give notice to the Corporation specifying the number of shares such Series A Stockholder will purchase. Within such fifteen (15)-day period, each of the other Series A Stockholders shall give written notice stating how many additional shares such Series A Stockholder will purchase if additional shares are made available. Failure to respond in writing within said fifteen (15)-day period to the notice given by the Secretary of the Corporation shall be deemed a rejection of such Series A Stockholder’s right to acquire a proportionate part of the Target Shares. In the event one or more Series A Stockholders do not elect to acquire the shares available to them, said shares shall be allocated on a pro rata basis to the shareholders who requested shares in addition to their pro rata allotment.”

E. Section 4.5. Section 4.5 of the Agreement, containing the heading “Partial Exercise of Right,” shall be amended and modified to read in its entirety as follows:

“4.5 Mechanics of Exercise. In the event the Corporation (or its assignees) and/or the Series A Stockholders elect to acquire any of the Target Shares as specified in the Disposition Notice, the Secretary of the Corporation shall deliver written notice (the “Exercise Notice”) to the Owner within forty-five (45) days following receipt of the Disposition Notice. If such rights are exercised with respect to all the Target Shares specified in the Disposition Notice, then the Corporation (or its assignees) and/or the Series A Stockholders shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) and/or the Series A Stockholders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Corporation (or its assignees) and/or the Series A Stockholders cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Corporation (or its assignees) and/or Series A Stockholders or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each of the Corporation and the Owner shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Corporation and/or the Series A stockholder to the extent the Corporation does not exercise its First Refusal Right. The closing shall then be held on the later of (i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.”

F. Section 4.6. Section 4.6 of the Agreement, containing the heading “Recapitalization/Merger,” shall be amended and modified to read in its entirety as follows:

“4.6 Non-Exercise of Right. In the event the Exercise Notice is not given to Owner within forty-five (45) days following the date of the Corporation’s receipt of the Disposition Notice, Owner shall have a period of sixty (60) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Article 2 of this Agreement. The third-party offeror shall acquire the Target Shares free and clear of the Corporation’s Repurchase Right under Article 5 and the Corporation’s First Refusal Right hereunder, but the acquired shares shall remain subject to (i) the securities law restrictions of Article 2 and (ii) the market stand-off provisions of paragraph 3.4. In the event Owner does not effect such sale or disposition of the Target Shares within the specified sixty (60)-day period, the Corporation’s First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with paragraph 4.9.”

G. Section 4.7. Section 4.7 of the Agreement, containing the heading “Lapse,” shall be amended and modified to read in its entirety as follows:

“4.7 Partial Exercise of Right. In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the remaining shares shall be offered to the holders of Series A Preferred Stock pursuant to section 4.4 hereof. In the event all shares in the Disposition Notice have not been purchased by the Corporation and/or the Series A Preferred stockholders, Owner shall have the option, exercisable by written notice to the Corporation delivered within sixty (60) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.6, as if the Corporation and the Series A Preferred stockholders did not exercise the First Refusal Right hereunder; or

(ii) sale to the Corporation (or its assignees) and/or the Series A Stockholders of the portion of the Target Shares which the Corporation (or its assignees) and/or the Series A Preferred stockholders have elected to purchase and sale to the third-party offeror identified in the disposition Notice of the remaining portion of the Target Shares, such sale to be effected in substantial conformity with the provisions of paragraph 4.5.

Failure of Owner to deliver timely notification to the Corporation under this paragraph 4.7 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above.

H. Section 4.8. Section 4.6 of the Agreement, containing the heading “Recapitalization/Merger” shall be amended and modified as follows:

“4.6 Recapitalization/Merger.” shall read “4.8 Recapitalization/Merger.”

I. Section 4.9. Section 4.7 of the Agreement, containing the heading “Lapse,” shall be amended and modified as follows:

“4.7 Lapse.” shall read “4.9 Lapse.”

2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and legal representatives and their permitted assigns.

4. Agreement to Remain in Effect. Except as specifically otherwise modified herein, the Agreement as previously executed remains in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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This Amendment No. 1 to the Restricted Stock Issuance Agreement has been executed effective as of the date first written above.

Salmedix, Inc., a Delaware corporation

By:
David S. Kabakoff, President

INDIVIDUAL:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO RESTRICTED STOCK ISSUANCE

AGREEMENT]

Schedule A

The Dennis and Sandra Carson Family Trust of 1986 Date March 12, 1989

Lorenzo and Carla Leoni

The David S. and Susan O. Kabakoff Family Trust dated February 24, 2001

Alan and Cynthea Rosenthal

Brobeck Phleger & Harrison LLP

Francis A. and Mary Ann Nardella

FORM OF AMENDMENT NO. 2 TO THE

RESTRICTED STOCK ISSUANCE AGREEMENT

This Amendment No. 2 to the Restricted Stock Issuance Agreement (“Amendment”) is made and entered into as of June 5, 2002, by and among Salmedix, Inc., a Delaware corporation (the “Company”),                  (“Individual”) and                 , the Individual’s spouse.

RECITALS

WHEREAS, the Company and Individual entered into that certain Restricted Stock Issuance Agreement dated as of December 1, 2000, as amended pursuant to that certain Amendment No. 1 to the Restricted Stock Issuance Agreement dated as of January 5, 2001 (the “Agreement”).

WHEREAS, the Company and Individual desire to further amend the Agreement to alter the Right of First Refusal under Article 6 of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Amendment,

A. “Preferred Stockholders” shall mean the holders of the Preferred Stock.

B. “Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.001 per share, and the Company’s Series B Preferred Stock, par value $0.001 par value per share.

C. Capitalized terms used herein which are not otherwise defined shall have the definition ascribed to them in the Agreement.

2. Amended Provisions.

A. Section 6.1 Section 6.1 of the Agreement, containing the heading “Grant,” shall be amended and modified to read in its entirety as follows:

“6.1 Grant. The Company and the Preferred Stockholders are hereby granted rights of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Shares in which the Owner has vested in accordance with the vesting provisions of Article 5. For purposes of this Article 6, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition for value of the Shares intended to be made by the Owner, but shall not include any of the permitted transfers under paragraph 4.1.”

B. Section 6.4. Section 6.4 of the Agreement, containing the heading “Notice to Series A Stockholders,” shall be amended and modified to read in its entirety as follows:

“6.4 Notice to Preferred Stockholders. In the event the Company does not elect to acquire all of the Target Shares specified in the Disposition Notice, the Secretary of the Company shall, within thirty (30) days of receipt of the Disposition Notice, give written notice thereof to the Preferred Stockholders. Said written notice shall state the number of shares that the Company has elected to purchase and the number of shares remaining available for purchase (which shall be the same as the number contained in the Disposition Notice, less any such shares that the Company has elected to purchase). Each of the Preferred Stockholders shall have the option to purchase that proportion of the Target Shares available for purchase as the number of shares owned by each of the Preferred Stockholders bears to the total issued and outstanding shares of Preferred Stock. A Preferred Stockholder electing to exercise such option shall, within fifteen (15) days after mailing of the Company’s notice, give notice to the Company specifying the number of shares such Preferred Stockholder will purchase. Within such fifteen (15)-day period, each of the other Preferred Stockholders shall give written notice stating how many additional shares each such other Preferred Stockholder will purchase if additional shares are made available. Failure to respond in writing within said fifteen (15)-day period to the notice given by the Secretary of the Company shall be deemed a rejection of such Preferred Stockholder’s right to acquire a proportionate part of the Target Shares. In the event one or more Preferred Stockholders do not elect to acquire the shares available to them, said shares shall be allocated on a pro rata basis to the Preferred Stockholders who requested shares in addition to their pro rata allotment.”

C. Section 6.5. Section 6.5 of the Agreement, containing the heading “Mechanics of Exercise,” shall be amended and modified to read in its entirety as follows:

“6.5 Mechanics of Exercise. In the event the Company (or its assignees) and/or the Preferred Stockholders elect to acquire any of the Target Shares as specified in the Disposition Notice, the Secretary of the Company shall deliver written notice (the “Exercise Notice”) to the Owner within forty-five (45) days following receipt of the Disposition Notice. If such rights are exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company (or its assignees) and/or the Preferred Stockholders shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Owner shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. To the extent any of the Target Shares are at the time held in escrow under Article 7, the certificates for such shares shall automatically be released from escrow and delivered to the Company for purchase. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) and/or the Preferred Stockholders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Owner and the Company (or its assignees) and/or the Preferred Stockholders cannot agree on such cash value within ten (10) days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Owner and the Company (or its assignees) and/or Preferred Stockholders or, if they cannot agree on an appraiser within twenty (20) days after the Company’s receipt of the Disposition Notice, each of the Company and the Owner shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Owner and the Company and/or the Preferred Stockholder to the extent the Company does not exercise its First Refusal Right. The closing shall then be held on the later of (i) the tenth business day following delivery of the Exercise Notice or (ii) the tenth business day after such cash valuation shall have been made.”

D. Section 6.7. Section 6.7 of the Agreement, containing the heading “Partial Exercise of Right,” shall be amended and modified to read in its entirety as follows:

“6.7 Partial Exercise of Right. In the event the Company (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, the remaining shares shall be offered to the holders of Preferred Stock pursuant to section 6.4 hereof. In the event all shares in the Disposition Notice have not been purchased by the Company and/or the Preferred Stockholders, Owner shall have the option, exercisable by written notice to the Company delivered within sixty (60) days after the date of the Disposition Notice, to effect the sale of the Target Shares pursuant to one of the following alternatives:

(i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of paragraph 6.6, as if the Company and the Preferred Stockholders did not exercise the First Refusal Right hereunder; or

(ii) sale to the Company (or its assignees) and/or the Preferred Stockholders of the portion of the Target Shares which the Company (or its assignees) and/or the Preferred Stockholders have elected to purchase and sale to the third-party offeror identified in the disposition Notice of the remaining portion of the Target Shares, such sale to be effected in substantial conformity with the provisions of paragraph 6.5.

Failure of Owner to deliver timely notification to the Company under this paragraph 6.7 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (ii) above.”

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

4. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and legal representatives and their permitted assigns.

5. Agreement to Remain in Effect. Except as specifically otherwise modified herein, the Agreement as previously executed remains in full force and effect.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

This Amendment No. 2 to the Restricted Stock Issuance Agreement has been executed effective as of the date first written above.

Salmedix, Inc., a Delaware corporation

By:
David S. Kabakoff, Chief Executive Officer

INDIVIDUAL:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO RESTRICTED STOCK ISSUANCE

AGREEMENT]

CONSENT OF SPOUSE

The undersigned spouse of Individual has read and hereby approves the foregoing Amendment. In consideration of the Company’s granting the Individual the right to acquire the Shares in accordance with the terms of the Agreement, as amended hereby, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, as amended hereby, including, (specifically) the right of the Company (or its assignees) and the Preferred Stockholders to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.

Schedule A

The Dennis and Sandra Carson Family Trust of 1986 Date March 12, 1989

Lorenzo and Carla Leoni

The David S. and Susan O. Kabakoff Family Trust dated February 24, 2001

Alan and Cynthea Rosenthal

Brobeck Phleger & Harrison LLP

Francis A. and Mary Ann Nardella

FORM OF AMENDMENT NO. 3 TO THE

RESTRICTED STOCK ISSUANCE AGREEMENT

This Amendment No. 3 to the Restricted Stock Issuance Agreement (“Amendment”) is made and entered into as of March 30, 2004, by and among Salmedix, Inc., a Delaware corporation (the “Company”),                  (“Individual”) and                 , the Individual’s spouse.

RECITALS

WHEREAS, the Company and Individual entered into that certain Restricted Stock Issuance Agreement dated as of December 1, 2000, as amended pursuant to that certain Amendment No. 1 to the Restricted Stock Issuance Agreement dated as of January 5, 2001 and that certain Amendment No. 2 to the Restricted Stock Issuance Agreement dated as of June 5, 2002 (the “Agreement”).

WHEREAS, the Company and Individual desire to further amend the Agreement to alter the Right of First Refusal under Article 6 of the Agreement by adding an additional section to the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. ADDITION OF SECTION 10.7. The Agreement is hereby amended to add Section 10.7 which shall read in its entirety as follows:

“10.7. Definitions. For purposes of this Agreement,

A. “Preferred Stockholders” shall mean the holders of the Preferred Stock.

B. “Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.001 per share, the Company’s Series B Preferred Stock, par value $0.001 per share and the Company’s Series C Preferred Stock, par value $0.001 per share.”

2. Governing Law. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto, their respective successors and legal representatives and their permitted assigns.

4. Agreement to Remain in Effect. Except as specifically otherwise modified herein, the Agreement as previously executed remains in full force and effect.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

This Amendment No. 3 to the Restricted Stock Issuance Agreement has been executed effective as of the date first written above.

Salmedix, Inc., a Delaware corporation

By:
David S. Kabakoff, Chief Executive Officer

INDIVIDUAL:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO RESTRICTED STOCK ISSUANCE

AGREEMENT]

CONSENT OF SPOUSE

The undersigned spouse of Individual has read and hereby approves the foregoing Amendment. In consideration of the Company’s granting the Individual the right to acquire the Shares in accordance with the terms of the Agreement, as amended hereby, the undersigned hereby agrees to be irrevocably bound by all the terms and provisions of such Agreement, as amended hereby, including, (specifically) the right of the Company (or its assignees) and the Preferred Stockholders to purchase any and all interest or right the undersigned may otherwise have in such shares pursuant to community property laws or other marital property rights.

Schedule A

The Dennis and Sandra Carson Family Trust of 1986 Date March 12, 1989

Lorenzo and Carla Leoni

Carla Leoni

The David S. and Susan O. Kabakoff Family Trust dated February 24, 2001

Alan and Cynthea Rosenthal

Brobeck Phleger & Harrison LLP

Francis A. and Mary Ann Nardella